Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of Tesla, Inc. of our report dated February 19, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tesla Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/PricewaterhouseCoopers LLP

San Jose, California

May 16, 2019